Exhibit 99.1

Designated Filer:	Warburg Pincus & Co.
Issuer & Ticker Symbol:	Talon Therapeutics, Inc. [TLON]
Date of Event Requiring Statement:	January 10, 2012

Explanation of Responses:

(1)           This Form 4 is filed on behalf of  Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”),  Warburg Pincus X  Partners, L.P., a Delaware limited partnership (“WPP X” and, together with WP X, the “WP X Funds”), Warburg Pincus X, L.P., a Delaware limited partnership and the sole general partner of each of the WP X Funds (“WP X LP”), Warburg Pincus X LLC, a Delaware limited liability company and the sole general partner of WP X LP (“WP X LLC”), Warburg Pincus Partners LLC, a New York limited liability company and the sole member of WP X LLC (“WPP LLC”), Warburg Pincus LLC, a New York limited liability company that manages each of the WP X Funds (“WP LLC”), Warburg Pincus & Co., a New York general partnership and the managing member of WPP LLC (“WP”), Charles R. Kaye and Joseph P. Landy, each a Managing General Partner of WP and a Co-President and Managing Member of WP LLC.  Messrs. Kaye and Landy may be deemed to control the WP X Funds, WP X LP, WP X LLC, WPP LLC, WP and WP LLC.  Each of the WP X Funds, WP X LP, WP X LLC, WPP LLC, WP, WP LLC, and Messrs. Charles R. Kaye and Joseph P. Landy is a “Reporting Person” and collectively, the “Warburg Pincus Reporting Persons.”

WP X and WPP X share a contractual right to designate five (5) directors to the Board of Directors of the Company.  Jonathan S. Leff, Nishan M. DeSilva and Andrew Ferrer, three WP X Funds designees, became directors of the Company on June 7, 2010.  Dr. DeSilva resigned as a director on December 14, 2011, and was replaced by Cecilia Gonzalo, a WP X Funds designee, as reported on the Form 8-K, filed by Talon Therapeutics, Inc. (f/k/a Hana Biosciences, Inc.), a Delaware corporation (the “Company”), on December 19, 2011.  Mr. Leff is a Member and Managing Director of WP LLC and a Partner of WP. Ms. Gonzalo is a Member and Managing Director of WP LLC and a Partner of WP.  This Form 4 shall not be deemed an admission that any Reporting Person or any other person referred to herein is a beneficial owner of any Securities (as defined below) or the right to acquire Series A-3 Preferred for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose or that any Reporting Person or other person has an obligation to file this Form 4.  The WP X Funds, WP X LP, WP X LLC, WPP LLC and WP are directors-by-deputization solely for purposes of Section 16 of the Exchange Act.

(2)           WP X directly beneficially owns 95,931 shares of Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred”), of the Company, and WPP X directly beneficially owns 3,069 shares of Series A-2 Preferred (together with the 95,931 shares of Series A-2 Preferred beneficially owned by WP X, the “Securities”).  By reason of the provisions of Rule 16a-1 of the Exchange Act, each of the Warburg Pincus Reporting Persons, other than the WP X Funds, may be deemed to be the beneficial owners of an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the Securities that may be deemed to be beneficially owned by the other WP X Fund.  Each of the Warburg Pincus Reporting Persons, other than the WP X Funds, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds.  Each Reporting Person disclaims beneficial ownership of all Securities that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein, and each WP X Fund disclaims beneficial ownership of all Securities that may be deemed to be beneficially owned by the other WP X Fund.

(3)           Each share of Series A-2 Preferred is convertible into such number of shares of common stock of the Company, par value $0.001 (“Common Stock”), as is equal to the accreted value of such share of Series A-2 Preferred divided by a conversion price equal to $0.30 as of January 9, 2012, subject to adjustment pursuant to the terms of the certificate of designation setting forth the designations, preferences, limitations and relative rights of the Series A-2 Preferred.  Unless converted or redeemed pursuant to their terms, the Series A-2 Preferred do not expire.

(4)           WP X and WPP X share a contractual right to acquire, in one or more separate transactions at a price per share of $100, six hundred thousand (600,000) shares of the Company’s Series A-3 Convertible Preferred Stock, par value $0.001, per share (the “Series A-3 Preferred”), prior to one year following the receipt of notice from the Company that the Company has received written marketing approval in the United States (which for the purposes of clarity shall include “accelerated approval”) from the U.S. Food and Drug Administration for a New Drug Application submitted for certain of the Company’s products.  If the WP X Funds elect to purchase any shares of Series A-3 Preferred, Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situation Fund, L.P., and Deerfield Special Situations Fund International Limited (collectively, the “Deerfield Purchasers”), subject to certain terms and conditions, have the right to purchase ten percent (10%) of such shares which shall reduce the number of shares acquirable by the WP X Funds to the extent that the Deerfield Purchasers exercise this right.   By reason of the provisions of Rule 16a-1 of the Exchange Act, each of the Warburg Pincus Reporting Persons, other than the WP X Funds, may be deemed to be the beneficial owners of an indeterminate portion of such right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the other WP X Fund.  Each of the Warburg Pincus Reporting Persons, other than the WP X Funds, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds.  Each Reporting Person disclaims beneficial ownership of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein, and each WP X Fund disclaims beneficial ownership of right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the other WP X Fund.